SUBAYE, INC. SELLS NON-CORE BUSINESS AND ASSETS TO ACCELERATE
EXPANSION OF ITS ON-LINE VIDEO ADVERTISING PLATFORM; REVISES FISCAL
YEAR 2010 AND 2011 GUIDANCE

•	Proceeds of $7.0 million generated to date from sale of non-core business and sales of non-core assets; additional asset sales in progress.
•
Capital to be allocated to further expanding geographic footprint of core on-line video advertising business throughout Greater China; revenue from this segment projected to grow over 100% through fiscal years 2010 and 2011 with  net margins of over 30%.

•	Revised Fiscal Year 2010 Guidance: Revenue of $38.3 million and net income of $12.5 million, or $1.77 per share, from continuing operations.
•	Revised Fiscal Year 2011 Guidance: Revenue of $71.3 million and net income of $29.2 million, or $3.69 per share, from continuing operations.

GUANGZHOU CITY, China, May 3, 2010  -- Subaye, Inc. (Nasdaq: SBAY - News) ("Subaye" or the "Company"), a leading provider of on-line video advertising for small to medium sized businesses (SMEs) in China, announced today that it is exiting its trade services and entertainment businesses to focus on further development and growth of its higher margin, proprietary on-line video advertising business. To date, the Company has sold its trade services business and certain assets of its entertainment business for a total of $7.0 million in cash proceeds. The Company plans to sell the remaining assets of the entertainment business individually by the end of this fiscal year as terms are agreed to with buyers of those assets. Cash flow from operations of the Company’s core business coupled with the proceeds from the sale of non-core assets are expected to fund the Company’s organic growth objectives for the foreseeable future. Pro forma financial statements and key statistics included below provide adjustments in order to present the Company’s on-line video advertising business on a stand-alone, continuing operations basis.

"These transactions will enable Subaye to concentrate on our highly promising on-line video advertising business and to accelerate growth through both geographic expansion and continued enrichment of our existing on-line video advertising platform,” said Mr. Zhiguang Cai, Chief Executive Officer of Subaye, Inc. "With annual growth of over 20% projected for the Chinese internet advertising market through 2010, fueled in part by a rapid increase in franchise and chain store enterprises, we expect our on-line business to continue to experience robust revenue growth and profitability. Increased emphasis on our SaaS based content management software and the introduction later this year of one of the world’s first on-line shopping portals utilizing 3-D imaging as the primary customer interface will further strengthen Subaye's on-line video advertising platform, and enable further market share gains in China's rapidly growing internet advertising industry."

Subaye’s core on-line video advertising business generated $26.7 million in fiscal year 2009, while contributing $5.5 million, or 56%, of the Company’s 2009 net income. Gross and net margins for the Company’s on-line marketing business in fiscal year 2009 were 77.6% and 32.2%, respectively.

The Company’s primary market for its on-line video advertising business today is Guangdong Province, home to over 3.6 million SMEs. When Subaye launched there in October 2006, revenues generated in the first two months of operations totaled $2.6 million. Subaye is intent on achieving similar success in other provinces in Greater China, and recently increased the recurring revenue generated by its on-line video advertising business by over 30% through the addition of new paying members in Hunan Province, Hong Kong and Taiwan. By September 2010, Subaye will be actively engaged in business development in a total of 15 provinces throughout Greater China. The Company plans to increase its sales force in the next 12 months from approximately 300 individuals to over 1,500.

The Company’s entertainment media business assets, consisting mainly of copyrights to Chinese motion picture productions, are being marketed to potential buyers and to date, certain assets have been sold yielding gross proceeds of $6.4 million. There can be no assurances that future sales will occur or if they occur, on what terms a sale will occur. The entertainment media business segment generated approximately $10.3 million in revenues, or 21.4% of total sales, for fiscal year ended September 30, 2009, with net margin of less than 7.0%.

Subaye’s trade services business has been sold for $600,000. The trade services business, which was originally purchased in 2006 for $500,000, generated $11.1 million, or 23.0% of total sales in 2009 with a net margin of less than 1.0%.

Revised 2010 and 2011 Guidance

Adjusting for the sale of its trade services and entertainment media businesses as discontinued operations effective April 20, 2010, Subaye now estimates fiscal year 2010 revenue of $38.3 million and net income of $12.5 million, or $1.77 per share, from continuing operations for the fiscal year ending September 30, 2010. For fiscal year 2011 the Company expects growth in revenue and net income from continuing operations of 86.3% and 133.5% over fiscal year 2010 guidance, respectively, resulting in revenue of $71.3 million and net income of $29.2 million, or $3.69 per share, from continuing operations The chart below provides key statistics for the Company’s continuing operations, consisting solely of its on-line video advertising business.

Results From Continuing Operations (On-line Video Advertising Business)	FY2009 (Actual)	FY2010 (Projected)	FY2011 (Projected)
Revenue Growth	180.3%	43.5%	86.3%
Net Income* Growth	61.5%	126.1%	133.5%
Gross Margin	77.6%	82.0%	80.3%
Net Margin	32.2%	32.7%	41.0%

The preceding projections include assumptions based on the acquisition of new members in various provinces within Greater China. The projections do not include any revenues or profits potentially generated by the Company’s on-line 3D shopping portal, which is scheduled to be operational on August 31, 2010.

About Subaye, Inc.

Subaye, Inc. is a leading outsourced marketing services provider in China engaged in on-line video advertising and SaaS business solutions. Subaye's on-line video advertising platform provides production, upload, storage, and publishing onto video sharing websites. Subaye also offers SaaS business solutions and is in the process of developing an on-line mall to with 3D imaging throughout the on-line customer interface. Visitors of Subaye's websites, namely, www.subaye.com, view video showcases of Subaye members, primarily small to mid-size enterprises ("SMEs"), and select products or services they wish to purchase. The Company previously conducted a trade services and an entertainment media business. For further information on Subaye, Inc., please visit http://www.subaye.net.

Forward-Looking Statements
Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about Subaye, Inc.'s industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Subaye, Inc.'s operations are conducted in the People's Republic of China ("PRC") and, accordingly, are subject to special considerations and significant risks not typically associated with companies in North America. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation. Other potential risks and uncertainties include but are not limited to the ability to procure, properly price, retain and successfully complete projects, and changes in products and competition. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.

For more information, please contact:
Company:
James Crane
Chief Financial Officer
P.R.C. Cell: +86-186-0125-0891
U.S. Office: +1-617-209-4199

Investor Relations:
Ted Haberfield
HC International, Inc.
Tel: +1-760-755-2716 (US)
Email: thaberfield@hcinternational.net
Web: http://www.hcinternational.net

Pro Forma Financial Statements Follow

SUBAYE, INC. AND SUBSIDIARIES
Pro Forma Consolidated Segment Results of Operations
To Reflect Discontinued Operations
For the Three Months Ended December 31, 2009
(Unaudited)

In US Dollars (Thousands)

Revenues
Online Membership Services	$6,912

Costs of Sales

Online Membership Services	1,427
Segment Operating Profit (1)	5,485
Less: Operating Expenses (1)
Advertising	94
Other Selling, General and Administrative	1,265
Non-controlling Interest (2)	472

Income From Continuing Operations Before Interest and Taxes	$3,654

(1)
Segment operating profit includes a segment’s net revenues reduced by its materials, labor and other product costs along with the segment’s selling, engineering and administrative expenses and non-controlling interest. Unallocated operating expenses, net loss (gain) on sales of businesses and assets, restructuring and other impairment charges, interest income and expense and taxes on income are excluded from the measure.

(2)	Reflects the adoption of the FASB’s guidance on non-controlling interests in consolidated financial statements.

SUBAYE, INC. AND SUBSIDIARIES
Pro Forma Balance Sheets
To Reflect Discontinued Operations
As of December 31, 2009
(Unaudited)

In US Dollars (Thousands)

Assets
Cash	$169

Accounts Receivable	6,563

Prepaid Advertising	3,307
Deposit for Inventoriable Assets	8,147
Assets Held for Sale	36,164
Property and Equipment	9,322
Total Assets	63,672

Liabilities

Accounts Payable and Accrued Expenses	$1,359
Liabilities Held for Sale	7,519
Total Liabilities	8,878

Shareholders’ Equity
Common Stock	7
Additional Paid in Capital	48,021
Deferred Stock Based Compensation	(6,789)
Accumulated Other Comprehensive Income	(27)
Retained Earnings	13,582
Total Shareholders’ Equity	54,794
Total Liabilities and Shareholders’ Equity	$63,672

SUBAYE, INC. AND SUBSIDIARIES
Pro Forma Consolidated Segment Results of Operations
To Reflect Discontinued Operations
For the Year Ended September 30, 2009
(Unaudited)

In US Dollars (Thousands)

Revenues
Online Membership Services	$26,651

Costs of Sales

Online Membership Services	5,957
Segment Operating Profit (1)	20,694
Less: Operating Expenses (1)
Advertising	9,089
Other Selling, General and Administrative	3,036
Non-controlling Interest (2)	3,042

Income From Continuing Operations Before Interest and Taxes	$5,527

(1)
Segment operating profit includes a segment’s net revenues reduced by its materials, labor and other product costs along with the segment’s selling, engineering and administrative expenses and non-controlling interest. Unallocated operating expenses, net loss (gain) on sales of businesses and assets, restructuring and other impairment charges, interest income and expense and taxes on income are excluded from the measure.

(2)	Reflects the adoption of the FASB’s guidance on non-controlling interests in consolidated financial statements.

SUBAYE, INC. AND SUBSIDIARIES
Pro Forma Balance Sheets
To Reflect Discontinued Operations
As of September 30, 2009
(Unaudited)

In US Dollars (Thousands)

Assets
Cash	$2

Accounts Receivable	8,266

Prepaid Advertising	370
Deposit for Inventoriable Assets	8,152
Assets Held for Sale	29,360
Property and Equipment	10,580
Total Assets	56,730

Liabilities

Accounts Payable and Accrued Expenses	$566
Liabilities Held for Sale	5,275
Total Liabilities	5,841
Minority Interest in Subsidiaries	10,180

Shareholders’ Equity
Common Stock	3
Additional Paid in Capital	32,452
Deferred Stock Based Compensation	(2,908)
Accumulated Other Comprehensive Income	54
Retained Earnings	11,108
Total Shareholders’ Equity	40,709
Total Liabilities and Shareholders’ Equity	$56,730